Exhibit 99.1

Velocity Express Announces Fourth Quarter And

Year End Results

WESTPORT, Conn. October 15, 2008 — Velocity Express Corporation (NASDAQ: VEXP - News), the nation’s largest provider of time definite regional delivery solutions, announced operating results for its fourth quarter and fiscal year ended June 28, 2008.

Highlights:

•	Positive adjusted EBITDA in quarter ended June 28, 2008

•	Gross margin improved more than 300 basis points from the March quarter

Vincent A. Wasik, Velocity’s Chairman and Chief Executive Officer, stated, “As indicated with our unaudited results a few weeks ago, we are very pleased to have achieved positive adjusted EBITDA in the quarter. Gross margin improved and we were able to reduce operating expenses in line with revenue. We continued to phase out unfavorable contracts, but we are also not immune to the softening economy and are seeing a reduction in shipping volume from existing customers and pricing pressure. That being said, this economic environment also provides opportunity for high quality, cost effective outsourced solutions such as Velocity.”

Financial Summary for the quarter:	June Qtr 2008	March Qtr 2008	June Qtr 2007
($ 000’s)
Revenue	$79,306	$82,159	$98,556

Gross Profit before depreciation	22,787	20,896	26,528
Gross Margin % before depreciation	28.7%	25.4%	26.9%
Operating Expenses included in Adjusted EBITDA *	20,640	22,550	23,735

Adjusted EBITDA *	$2,145	$(1,654)	$2,793
Depreciation, Amortization, Non-Cash Compensation, Integration & Transaction Expenses	1,458	2,012	2,975

Gain/(Loss) from Operations before goodwill impairment	689	(3,666)	(182)
Goodwill impairment	46,653	—	—
Loss from Operations	$(46,964)	$(3,666)	$(182)

*	see Exhibit B

Revenue for the quarter ended June 28, 2008 was $79.3 million compared to $82.2 million in the March quarter of 2008 and $98.6 million in the June quarter of 2007. The Company reported gross profit before depreciation for the quarter of $22.8 million, or 28.7% of sales, compared to $20.9 million, or 25.4%, in the March quarter of 2008 and $26.5 million, or 26.9%, for the same quarter last year. Operating expenses included in Adjusted EBITDA were $20.6 million compared to $22.6 million in the March quarter and $23.7 million in the same quarter last year. During the quarter, the Company reported a goodwill impairment of $46.7 million related to a revaluation of the Company’s goodwill asset, principally related to the CD&L acquisition. Total operating loss for the quarter, including the goodwill impairment charge, was $47.0 million compared to a loss of $182,000 in the same quarter last year. Adjusted EBITDA was $2.1 million compared to a loss of $1.7 million in the March 2008 quarter and a positive $2.8 million for the June quarter last year which included a non-cash, purchase accounting benefit of $1.5 million.

As shown in Exhibit A, revenue for the year ended June 28, 2008 was $340.9 million compared to $410.1 million last year. The Company reported gross profit before depreciation for the year of $87.4 million, or 25.6% of sales, compared to $98.3 million, or 24.0% of sales, last year. Operating expenses included in Adjusted EBITDA were $88.8 million compared to $101.1 million last year. As shown in Exhibit B, Adjusted EBITDA was a loss of $1.2 million compared to a loss of $1.7 million last year. Total operating loss for the year, including the $46.7 million goodwill impairment, was $56.1 million compared to $19.6 million last year.

The Company also announced that its consolidated financial statements for the fiscal year ended June 28, 2008 included in its Form 10-K filing with the Securities and Exchange Commission, contained a going-concern qualification from its auditors. This announcement does not reflect any change or amendment to the financial statements as filed. The Company’s independent certified public accountants issued such a going-concern qualification, based on the Company’s recurring losses from operations which have resulted in a negative working capital balance and a net deficiency in shareholder’s equity.

Ted Stone, Velocity’s Chief Financial Officer stated, “Although the going concern opinion is unfortunate, we believe we are making good progress to replace our current revolving credit facility which, if successful, may permit us to re-evaluate our position. We have executed a letter of intent with the U.S. subsidiary of a major European bank, completed due diligence and, despite the turmoil in the credit markets, obtained credit approvals up to and including the credit staff of the parent bank on September 25. Unfortunately, subsequent events in the global credit markets have slowed the last steps in the process beyond the filing date for our audited year-end financial statements. Our financing partners in the U.S. subsidiary remain optimistic of final approval to proceed to documentation and closing in the near future.”

Conference Call

Velocity will host a conference call on Wednesday, October 15 at 9:00 a.m. ET to discuss the company’s fourth quarter results. To participate in the call by phone, dial 866-585-6398 approximately five minutes prior to the scheduled start time. International callers please dial 416-849-9626. A webcast will be available at www.velocityexpress.com as well as at www.InvestorCalendar.com. A replay of the webcast can be heard by visiting the investor relations section of the Velocity Express website. A replay of the teleconference will be available for 14 days after the call and may be accessed domestically by dialing 866-245-6755 and international callers may dial 416-915-1035. Callers should use passcode 462657.

About Velocity Express

Velocity Express has one of the largest time definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system.

Forward Looking Statements

Certain statements in this press release, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance that are not historical facts, as well as management’s expectations, beliefs, plans, objectives, assumptions and projections about future events or future performance, are forward looking statements within the meaning of these laws. Forward-looking statements include statements that are preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” or similar expressions and include statements about our ability to control driver pay and improve gross margins, and if so, our ability to continue as a going concern, our ability to replace our current revolving credit facility and request that our auditors reevaluate their going concern opinion and our ability to provide high quality cost effective outsourcing solutions. These statements are based on beliefs and assumptions of the Company’s management, which in turn are based on currently available information. These assumptions could prove inaccurate.

Forward-looking statements are also affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or predict. Such factors include, but are not limited to, the following: we may not be able to obtain a replacement senior secured loan facility with a new lender on satisfactory terms; we may be unable to fund our future capital needs and we may need funds sooner than anticipated; we may be unable to maintain driver pay at acceptable levels or improve gross margins and if so, we may be unable to continue as a going concern; we may be unable to continue to provide high quality, cost effective outsource solutions for our customers; we may be adversely affected by the recessionary economy and our large customers could reduce or discontinue using our services; we could be exposed to litigation stemming from the accidents or other activities of our drivers; we could be required to pay withholding taxes and extend employee benefits to our independent contractors; we could fail to comply with the covenants in our existing or new credit agreements, including those related to EBITDA and available cash; we have a substantial amount of debt and preferred stock outstanding, and our ability to operate and financial flexibility are limited by the agreements governing our debt and preferred stock; we may be required to redeem our debt at a time when we do not have the funds to do so; and the other risks identified in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 28, 2008. as well as in the other documents that the Company files from time to time with the Securities and Exchange Commission. Management believes that the forward-looking statements contained in this release are reasonable; however, undue reliance should not be placed on any forward-looking statements contained herein, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to publicly update any of them in light of new information or future events.

Contact:

Velocity Express Corporation

Edward W. (Ted) Stone,

203-349-4199

tstone@velocityexp.com

or

Institutional Marketing Services (IMS)

John G. Nesbett/Jennifer Belodeau

203-972-9200

jnesbett@institutionalms.com

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONDENSED, CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	June 28, 2008	June 30, 2007
ASSETS
Current assets:
Cash	$4,240	$14,418
Accounts receivable, net of allowance of $1,724 and $3,277 at June 28, 2008 and June 30, 2007, respectively	25,126	32,597
Accounts receivable - other	815	1,250
Prepaid workers’ compensation & auto liability insurance	1,635	3,404
Other prepaid expenses and other current assets	720	1,031

Total current assets	32,536	52,700

Property and equipment, net	6,981	8,457
Assets held for sale	—	101

Goodwill	35,138	81,791
Intangible assets	21,333	24,327
Deferred financing costs, net	2,164	6,246
Other assets	3,797	2,888

Total assets	$101,949	$176,510

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) / EQUITY

Current liabilities:
Trade accounts payable	$26,533	$28,413
Accrued wages and benefits	4,078	3,643
Accrued legal and claims	4,102	5,854
Accrued insurance and claims	3,075	3,697
Accrued interest	5,708	5,867
Related party liabilities	52	574
Other accrued liabilities	1,705	3,383
Revolving line of credit	7,942	7,467
Current portion of long-term debt	1,152	558

Total current liabilities	54,347	59,456

Long-term debt, less current portion	46,498	55,510
Accrued insurance and claims	538	1,882
Other long-term liabilities	4,992	4,018

Total shareholders’ (deficit) / equity	(4,426)	55,644

Total liabilities and shareholders’ (deficit) / equity	$101,949	$176,510

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

For the 3 Month Periods Ended June 28, 2008, March 29, 2008 and June 30, 2007

and Years Ended June 28, 2008 and June 30, 2007

(Amounts in thousands, except per share data)

	Three Months Ended			Years Ended
	June 28, 2008	March 29, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Revenue	$79,306	$82,159	$98,556	$340,873	$410,102

Cost of services	56,519	61,263	72,028	253,442	311,820
Depreciation	453	351	83	1,405	238

Gross profit	22,334	20,545	26,445	86,026	98,044

Operating expenses:
Occupancy	4,932	4,975	4,424	18,968	17,855
Selling, general and administrative	15,710	17,578	19,555	69,850	83,205

	20,642	22,553	23,979	88,818	101,060
Transaction and integration costs	—	—	1,121	501	6,565
Restructuring charges	(23)	176	(73)	657	2,807
Depreciation and amortization	1,026	1,482	1,600	5,476	7,191

Total operating expenses before goodwill impairment	21,645	24,211	26,627	95,452	117,623

Gain (loss) from operations before goodwill impairment	689	(3,666)	(182)	(9,426)	(19,579)

Goodwill impairment	46,653	—	—	46,653

Loss from operations	(45,964)	(3,666)	(182)	(56,079)	(19,579)

Other income (expense):
Interest expense, net	(7,273)	(5,018)	(5,001)	(22,104)	(20,257)
Other (includes gain on debt extinguishment in June 2008)	13,940	3	838	13,944	708

Loss before income taxes and minority interest	(39,297)	(8,681)	(4,345)	(64,239)	(39,128)

Income taxes	89	105	—	365	37
Minority interest	—	—	—	—	367

Net loss	$(39,386)	$(8,786)	$(4,345)	$(64,604)	$(39,532)

Net loss applicable to common shareholders	$(44,090)	$(10,613)	$(6,198)	$(76,584)	$(65,991)

Basic and diluted net loss per share (1)	$(15.33)	$(3.78)	$(3.07)	$(27.45)	$(37.95)

Weighted average common stock shares outstanding used in the Basic and diluted net loss per share calculation (2)	2,875	2,807	2,017	2,790	1,739

(1)	Basic and diluted net loss per share for the quarter and year ended June 30, 2007 have been adjusted to reflect the 1-for-15 reverse stock split on December 6, 2007.
(2)	Weighted average common stock shares outstanding used in the basic and diluted net loss per share calculation for the quarter and year ended June 30, 2007 have been adjusted to reflect the 1-for-15 reverse stock split on December 6, 2007.

EXHIBIT B: USE OF NON-GAAP FINANCIAL MEASURES

This press release includes disclosures regarding “Adjusted EBITDA”, which is a non-GAAP financial measure. Adjusted EBITDA, is comprised of historical EBITDA, as adjusted for certain non-cash expenses. EBITDA is defined as net earnings (loss) before interest expenses, income taxes, depreciation and amortization on an historical basis. We believe net income (loss) is the most directly comparable financial measure to EBITDA under GAAP.

We present Adjusted EBITDA for several reasons. Management believes Adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash, including the payment of interest on our debt. In addition, we have presented Adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA (also referred to in our Indenture as Consolidated Cash Flow and in our Revolving Credit Agreement as EBITDA) is also a component of the restrictive covenants and financial ratios contained in the agreement(s) governing our debt that require us to maintain compliance with these covenants and limit certain activities, such as our ability to incur additional debt and to pay dividends. The definitions in these covenants and ratios are based on Adjusted EBITDA. As a result, management believes the presentation of Adjusted EBITDA provides important additional information to investors.

While we use Adjusted EBITDA in managing and analyzing our business and financial condition and believe it is useful to our management and investors for the reasons described above, it has certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Accordingly, it should not be construed as an alternative to net cash from operating or investing activities, cash flows from operations or net income (loss) as defined by GAAP and is not, on its own, necessarily indicative of cash available to fund our cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations of Adjusted EBITDA, and our calculation of Adjusted EBITDA may not be comparable to Adjusted EBITDA or other similarly titled measures of other companies.

A reconciliation of the differences between Adjusted EBITDA and the most directly comparable financial measure presented in accordance with GAAP is included in the table that follows.

Reconciliation of Non-GAAP Financial Measures

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

For the 3 Month Periods Ended June 28, 2008, March 29, 2008 and June 30, 2007

and the Years Ended June 28, 2008 and June 30, 2007

(Amounts in thousands)

	Three Months Ended			Years Ended
	June 28, 2008	March 29, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Net loss	$(39,386)	$(8,786)	$(4,345)	$(64,604)	$(39,532)
Interest Income/Expense	7,273	5,018	5,001	22,104	20,257
Income Taxes	89	105	—	365	37
Depreciation	708	1,062	889	3,887	4,256
Amortization of Intangible Assets	771	771	794	2,994	3,173
Stock Based Compensation	—	—	(347)	151	461
Other non-operating (income)/expense	—	—	(838)	—	(708)
Asset impairments	46,653	—	591	46,653	591
Gain on debt extinguishment	(13,940)	—	—	(13,940)	—
Transaction / Restructuring / Integration	(23)	176	1,048	1,158	9,372
Minority Interest in CD&L	—	—	—	—	367

Adjusted EBITDA	$2,145	$(1,654)	$2,793 (a)	$(1,232)	$(1,726)

(a)	$2.8 million Adjusted EBITDA for the quarter ended June 30, 2007 includes the non-cash benefit of $1.5 million in unfavorable contract purchase accounting adjustments